July 24, 1996




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  First Choice Health Network, Inc.
File No.  0-23998

Ladies and Gentlemen :

Please accept the following Form 8-K submission for the above-referenced corporation for an event that occurred in July 16, 1996.

Kindly acknowledge acceptance of this transmittal via the Company's CompuServe E-mail account.

Very truly yours,




Randolph R. Barker

kk:RB
Enclosures




UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported)     July 24, 1996


FIRST CHOICE HEALTH NETWORK, INC.
(Exact name of registrant as specified in its charter)

Washington                          	0-23998                      	91-1272766
(State or other jurisdiction    	Commission File No         	(I.R.S. Employer
of incorporation)	                                       	 Identification No.)


1100 Olive Way, Suite 1480,  Seattle, Washington  98101
(Address of principal executive offices)


Registrants telephone number, including area code)       (206) 292-8255


None
(Former name or former address, if changed since last report)




Item 5

On July 16, 1996, the Registrant and Swedish Medical Center, Seattle, a Washington non-profit corporation, signed a 'Subscription Agreement.' This document states that Fifty-Eight Hundred (5,800) shares of the registrant's Class B common stock will be acquired by Swedish Medical Center, pursuant to the terms set forth in the agreement.

In consideration for such stock Swedish paid a total of $931,484., approximately $160.60 per share.

Report of this sale has been duly filed with the Washington State Department of Financial Institutions, Securities Division.










SIGNATURES


	In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FIRST CHOICE HEALTH NETWORK, INC.

Date:	  July 24, 1996







By:		/ s /Randolph R. Barker
Randolph R. Barker
Vice President of Finance and Treasurer
(Principal Financial and Accounting Officer
and Duly Authorized Officer)